February 14, 2013

Sound Mind Investing Balanced Fund

c/o Huntington Asset Services, Inc.

2960 North Meridian Street, Suite 300

Indianapolis, Indiana 46208

Regarding: February 14, 2013 (Adjourned) Special Meeting of Shareholders

CUSIPs: 90470K156

CERTIFICATION OF VOTE

This is to certify that as of Record Date December 19, 2012, 2012, there were 3,516,826 shares of Sound Mind Investing Balanced Fund outstanding and entitled to vote at the Special Meeting of Shareholders scheduled to be held on February 12, 2013.

AST Fund Solutions, LLC, is certifying that 2,202,771 shares have been voted which represents 62.64% of the record date shares. A summary of the voted shares, by proposal, is enclosed herewith.

AST Fund Solution, LLC does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Jeremy Read

Senior Vice President

AST Fund Solutions, LLC

AST Fund Solutions 110 Wall Street, 5th Floor • New York, NY 10005 • Tel: 212.681.9600 www.astfundsolutions.com	Global Resources Local Service Customized Solutions

February 14, 2013

Sound Mind Investing Fund

c/o Huntington Asset Services, Inc.

2960 North Meridian Street, Suite 300

Indianapolis, Indiana 46208

Regarding: February 14, 2013 (Adjourned) Special Meeting of Shareholders

CUSIPs: 90470K529

CERTIFICATION OF VOTE

This is to certify that as of Record Date December 19, 2012, 2012, there were 22,742,646 shares of Sound Mind Investing Fund outstanding and entitled to vote at the Special Meeting of Shareholders scheduled to be held on February 12, 2013.

AST Fund Solutions, LLC, is certifying that 11,438,739 shares have been voted which represents 50.30% of the record date shares. A summary of the voted shares, by proposal, is enclosed herewith.

AST Fund Solution, LLC does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,

Jeremy Read

Senior Vice President

AST Fund Solutions, LLC

March 7, 2013

Marathon Value Portfolio

A series of Unified Series Trust

c/o Huntington Asset Services

2960 N. Meridian Street, suite 300

Indianapolis, IN 46208

Attn: Tara Pierson - Secretary

Marathon Value Portfolio

Vote Certification Report

Dear Mrs. Pierson,

The attached tabulation of proxies is being submitted by AST Fund Solutions LLC. (“AFS”), the tabulator engaged for the Special Meeting of Shareholders scheduled to be held on March 7, 2013. As of the record date January 17, 2013 there were a total of 2,873,422 shares outstanding of which 1,765,737 shares or 61.45% have been voted and thereby represented in person or by proxy at this Special Meeting.

The proxies submitted by AFS have been inspected and recorded as detailed by the instructions submitted by the shareholder. Shares voted by a bank or broker are recorded as detailed in the proxies received from these firms or from their agents. AFS does not guarantee the authenticity of the executions of proxies.

Sincerely,

Simon E. Spence

Senior Account Executive

AST Fund Solutions, LLC 110 Wall Street, 5th Floor • New York, NY 10005 • Tel: 212.681.9600 www.astfundsolutions.com	Global Resources Local Service Customized Solutions